   As filed with the Securities and Exchange Commission on November 20, 1997
                                                     Registration No. 333-40051

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ----------------------------------

                              Dominion Homes, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Ohio                                    31-1393233
-------------------------------                 -------------------
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                 Identification No.)

    5501 Frantz Road, Dublin, Ohio                   43017-0766
----------------------------------------             ----------
(Address of Principal Executive Offices)             (Zip Code)

                    Amended and Restated Dominion Homes, Inc.
                      Executive Deferred Compensation Plan
                    -----------------------------------------
                            (Full title of the plan)

                                            Copy to:
Robert A. Meyer, Jr.                        Michael A. Cline, Esq.
c/o Dominion Homes, Inc.                    Vorys, Sater, Seymour and Pease
5501 Frantz Road                            52 East Gay Street, P.O. Box 1008
Dublin, Ohio 43017-0766                     Columbus, Ohio 43216-1008
---------------------------
(Name and address of agent
for service)

                                 (614) 761-6000
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        ---------------------------------

                    Page 1 of 6; Index to Exhibits at Page 4
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Item 8.  Exhibits.
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                  See the Index to Exhibits attached hereto at page 4.

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                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 18th day of November, 1997.

                                   DOMINION HOMES, INC.


                                   By: /s/ Robert A. Meyer, Jr.
                                      -------------------------
                                      Robert A. Meyer, Jr., Senior Vice
                                      President, General Counsel and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 18th day of November, 1997.

Signature                                        Capacities
---------                                        ----------
*Donald A. Borror                                Director
---------------------------------
Donald A. Borror

*Douglas G. Borror                               Principal Executive Officer
---------------------------------                and Director
Douglas G. Borror

*Jon M. Donnell                                  Principal Financial
---------------------------------                Officer and Director
Jon M. Donnell

*Tad E. Lugibihl                                 Principal Accounting
---------------------------------                Officer
Tad E. Lugibihl

*David S. Borror                                 Director
---------------------------------
David S. Borror

*Pete A. Klisares                                Director
---------------------------------
Pete A. Klisares

*Gerald E. Mayo                                  Director
---------------------------------
Gerald E. Mayo

*C. Ronald Tilley                                Director
---------------------------------
C. Ronald Tilley

*By: /s/ Robert A. Meyer, Jr.
     ----------------------------
    Robert A. Meyer, Jr.
    Attorney-in-Fact

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
                                INDEX TO EXHIBITS
                                -----------------

 Exhibit No.                                        Description                                        Page No.
 -----------                                        -----------                                        --------
   4(a)                       Amended and Restated Dominion Homes, Inc. Executive                          *
                              Deferred Compensation Plan

   4(b)                       Rabbi Trust Agreement, dated November 6, 1997, between                       *
                              Dominion Homes, Inc. and The Huntington Trust Company,
                              N.A. Related to Amended and Restated Dominion Homes, Inc.
                              Executive Deferred Compensation Plan

   23                         Consent of Independent Auditors [Note: Previously filed                Pages 5 and 6
                              as an exhibit to the Registration Statement on Form S-8
                              (Registration No. 333-40051) filed on November 12, 1997;
                              however, line reflecting manual signature was
                              inadvertently omitted.  Exhibit being filed solely to
                              reflect manual signature as included on the original.]

   24                         Powers of Attorney                                                           *

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* Previously filed as an exhibit to the Registration Statement on Form S-8
(Registration No. 333-40051) filed on November 12, 1997.

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